Exhibit 99.1

News Release

Contact:
Narry Singh
Senior Vice President and Chief Marketing Officer
Commerce One
415-644-8767

Commerce One Reports Fourth Quarter and

Full Year 2003 Results

SAN FRANCISCO, Calif. - February 5, 2004 - Commerce One, Inc. (Nasdaq: CMRC) announced today financial results for the quarter and fiscal year ended December 31, 2003.

Revenues for the current quarter totaled $9.1 million as compared with $19.5 million for the corresponding quarter in 2002 and $5.7 million for the quarter ended September 30, 2003. Revenues for the full year 2003 were $36.2 million as compared with 2002 full year revenues of $105.5 million.

The net loss on a GAAP basis for the current quarter was $2.9 million, or $0.09 per share, as compared to a net loss of $279.5 million, or $9.57 per share, for the corresponding quarter ended December 31, 2002, and $26.8 million, or $0.84 per share, for the quarter ended September 30, 2003. The net loss for the year ended December 31, 2003 was $65.1 million, or $2.12 per share, as compared with a net loss of $589.8 million, or $20.33 per share, for the year ended December 31, 2002.

As of December 31, 2003, total cash and cash equivalents were $10.1 million of which approximately $6.9 million was unencumbered. The final cash balance for 2003 does not include $7.7 million of cash payments received on January 2, 2004.

"While 2003 was clearly a challenging year for Commerce One, we were successful in securing key financing while dramatically lowering our operating expenses, including significantly reducing our real estate commitments," said Commerce One Chairman and CEO Mark Hoffman. "As a result, we are better aligned to execute on our strategy around the Commerce One Conductor platform. We are committed to building on the opportunity we see with Conductor."

Quarterly Highlights:

  The Company released Conductor 6.5. This next product generation extends the platform by adding new features and capabilities that significantly increase both the design and development capabilities as well as its performance and scalability. These enhancements are designed to offer:
    Simplified composite process creation and management
    Additional scalability and security
    Wider interoperability with existing systems
  The Company signed an agreement granting to Mitsubishi Corporation of Japan a non-exclusive license to certain patent and other intellectual property rights in some of Commerce One's software products, including Commerce One Auction, Auction Services, Buysite, Catalog and Marketsite.

Other Key Financial Information

  The Company executed an agreement with ComVest to receive $5.0 million in financing. The Company intends to use the net proceeds from the financing to increase the sales and marketing efforts for the Commerce One Conductor platform, as well as for general working capital needs.
  The Company entered into an agreement with its landlord for its former Pleasanton, California headquarters to settle the total remaining $5.6 million rent obligation with a $1.5 million cash payment made in the fourth quarter of 2003, and the remainder in a combination of approximately $2.1 million in restricted stock and an approximate $2.0 million interest-free note payable in February 2005.
  The Company entered into a settlement agreement with Covisint pursuant to which Covisint paid the Company $4.65 million. As part of the settlement, the parties agreed to resolve an arbitration and a separate Michigan state court action that had been pending between the parties, and the Company granted a fully paid software license to Covisint for certain Commerce One software that Covisint has used in its operations. In addition, the Company charged the remaining $6.0 million of intangible assets related to Covisint to "Cost of license" and wrote off the $5.0 million equity investment in Covisint to "Interest income and other, net."
  The Company's contractual relationship with SAP expired on December 31, 2003.  As a result of that termination, the Company recognized income of $6.2 million in "Interest income and other, net."
  The Company will amend its financial statements as of and for the three months ended September 30, 2003 to re-classify the warrants issued in connection with the Series B Preferred Financing completed in July 2003 as a liability, resulting in an increase in the amount of deemed dividends. This non-cash amendment will result in an increase in the net loss on a GAAP basis in the quarter ended September 30, 2003 from $24.4 million, or $0.77 per share, as previously reported, to $26.8 million or $0.84 per share. This change in classification has no impact on cash flows from operations, investing activities or financing activities. In future quarters, the Company will mark to market the warrant liability and record the charges in "Interest income and other, net." A reconciliation of the Company's results for the three months and the nine months ended September 30, 2003 is provided at the end of this release.

Guidance for Q1 2004

As announced previously, the Company has retained Broadview International LLC to evaluate various strategic alternatives. Currently, the Company is focusing on opportunities to sell its supplier relationship management (SRM) assets and is building the market opportunity for its Commerce One Conductor platform and composite process management solutions. The Company now expects the following results for its first quarter of 2004, which do not include any potential impact of a possible sale of the SRM assets:

  Total cash balance as of March 31, 2004 of approximately $9.0 million of which approximately $2.0 million will be encumbered.
  Total revenue of approximately $3.0 million. The substantial majority of these revenues are expected to be associated with the SRM business.
  Total expenses of approximately $8.0 million.
  Net loss on a GAAP basis, excluding any potential adjustment resulting from the warrant liability associated with the BayStar Capital and ComVest financings, of approximately $5.5 million or $0.17 per share.

Detailed financial results for the current quarter and full year 2003 are provided in the attached tables and are available at the company's web site at www.commerceone.com/investors/.

Commerce One will conduct a live Web-cast to discuss its fourth quarter 2003 results at 2:00 pm PST on Thursday, February 5, 2004. The Web-cast is accessible on www.commerceone.com/investors/. The call will be archived and available for replay at this same URL. Alternatively, you can participate by phone:

U.S. and Canada dial-in: 1-800-289-0496
International dial-in: 1-913-981-5519

About Commerce One
From its initial roots in Internet-based software applications, Commerce One has consistently been at the forefront of delivering advanced technologies that help global businesses collaborate with their partners, customers and suppliers over the Internet. Commerce One has defined many of the open standards and protocols established for business networks today and our global customer base includes leaders in a wide range of industries. The Commerce One Conductor platform and industry specific Process Accelerators represent the next generation of business process management solutions that enable enterprises to optimize their existing technology investments and enhance functionality of existing applications and processes. For more information, go to www.commerceone.com.

# # #

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning the planned use of the proceeds from the financing; expectations regarding our cash position, revenues, net loss, expenses and other financial metrics; the expected impact of the financing, real estate settlements, our cash collections and other activities on our overall financial condition, our ability to raise capital by selling our SRM assets; and our financial prospects and ability to execute our strategy to grow our Commerce One Conductor business and operate successfully in 2004. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: final review of our financial results and any resulting accounting adjustments; the impact of accounting adjustments associated with accounting treatment of the warrant liability for the BayStar and ComVest financings; difficulties in locating and closing transactions with potential buyers of the company's SRM business; the potential for future defaults under the agreements for the financing and/or constraints on our operations due to the terms of the financing; the delay or failure of customers to purchase Commerce One products or services as expected; the risk that the composite process management market does not develop further or gain further importance; factors affecting our ability to realize significant savings from our cost-cutting measures; the inability to collect accounts receivable; constraints imposed by our limited capital; the depressed market for new technology investments; various external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in Commerce One's filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended September 30, 2003. The information provided in this press release is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

Commerce One, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

                                                        Three Months Ended     Twelve Months Ended
                                                            December 31,            December 31,
                                                      ----------------------  ----------------------
                                                          2003        2002        2003        2002
                                                      ----------  ----------  ----------  ----------

Revenues:
  License fees                                       $    2,175  $    4,518  $    7,071  $   28,597
  Services                                                6,931      14,996      29,167      76,932
                                                      ----------  ----------  ----------  ----------
Total revenues                                            9,106      19,514      36,238     105,529
                                                      ----------  ----------  ----------  ----------

Costs and expenses:
  Cost of license fees                                    5,185      35,534      14,934     192,406
  Cost of services                                        3,311      11,670      21,563      68,233
  Sales and marketing                                     1,142      10,691      18,388      78,945
  Product development                                     3,467      14,573      27,120      76,922
  General and administrative                                657       2,942       8,240      25,615
  Restructuring charges                                   1,205       7,082       6,813      22,947
  Amortization of deferred stock compensation                --       1,517       3,394       8,728
  Amortization of intangible assets                         157       2,878         612      11,867
  Asset impairment charge                                   --      214,082          --     214,082
                                                      ----------  ----------  ----------  ----------
Total costs and expenses                                 15,124     300,969     101,064     669,745
                                                      ----------  ----------  ----------  ----------
Loss from operations                                     (6,018)   (281,455)    (64,826)   (594,216)
Interest income and other, net                            1,277         596       4,668       4,681
Provision for income taxes                               (2,024)     (1,377)     (2,388)        301
                                                      ----------  ----------  ----------  ----------
Net loss                                                 (2,717)   (279,482)    (57,770)   (589,836)
                                                      ----------  ----------  ----------  ----------
Deemed dividend related to preferred stock                  200          --       7,296          --
                                                      ----------  ----------  ----------  ----------
Net loss attributable to common stockholders         $   (2,917) $ (279,482) $  (65,066) $ (589,836)
                                                      ==========  ==========  ==========  ==========
Basic and diluted net loss per share
 attributable to common stockholders                 $    (0.09) $    (9.57) $    (2.12) $   (20.33)
                                                      ==========  ==========  ==========  ==========
Shares used in calculation of net loss per share         31,889      29,200      30,735      29,011
                                                      ==========  ==========  ==========  ==========

Commerce One, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

                                                                     December 31,  December 31,
                                                                        2003          2002
                                                                    ------------  ------------

                              ASSETS
Current assets:
   Cash and cash equivalents                                       $      6,943  $     73,753
   Note receivable, short-term investments and restricted cash            5,632         3,510
   Accounts receivable, net                                               4,984         7,373
   Prepaid expenses and other current assets                              2,991         4,923
                                                                    ------------  ------------
       Total current assets                                              20,550        89,559
Restricted cash, cash equivalents, and short-term investments             1,569        35,630
Property and equipment, net                                                 511         9,761
Intangible assets, net                                                    2,262        18,449
Investments and other assets                                              4,356         6,023
                                                                    ------------  ------------
       Total assets                                                $     29,248  $    159,422
                                                                    ============  ============

        LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
               AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
   Accounts payable                                                $      1,064  $      3,104
   Accrued compensation and related expenses                              1,041         8,338
   Deferred revenue                                                       4,098        23,546
   Other current liabilities                                              5,199        29,997
                                                                    ------------  ------------
       Total current liabilities                                         11,402        64,985
Notes payable                                                             2,777        25,000
Accrued restructuring charges                                               388        21,947
Warrant liability                                                         5,229            --

Redeemable convertible preferred stock                                   10,154            --

Total stockholders' (deficit) equity                                       (702)       47,490
                                                                    ------------  ------------
Total liabilities, redeemable convertible preferred
  stock and stockholders' (deficit) equity                         $     29,248  $    159,422
                                                                    ============  ============

Commerce One, Inc.
Consolidated statements of Cashflows
(In thousands)

                                                                          Twelve Months Ended
                                                                               December 31,
                                                                        ------------------------
                                                                           2003         2002
                                                                        -----------  -----------
Cash flows from operating activities:
Net loss.............................................................. $   (57,770) $  (589,836)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
     Depreciation and amortization....................................       5,727       30,733
     Amortization of deferred stock compensation......................       3,394        8,728
     Amortization of intangible assets................................         612       11,867
     Impairment of goodwill and intangibles...........................      15,942      379,740
     Mark to market - warrant liability...............................      (1,834)          --
     Loss on investments..............................................       5,619        4,503
     Impairment of property and equipment.............................          --       21,460
     Loss on asset disposals..........................................       2,723           --
     Change in operating assets and liabilities:
        Restricted cash and investments...............................          50      (30,184)
        Accounts receivable, net......................................       1,415       29,972
        Prepaid and other current assets..............................      (1,020)       7,980
        Accounts payable..............................................      (2,040)     (20,014)
        Accrued compensation and related expenses.....................      (7,297)      (9,622)
        Other liabilities.............................................     (37,987)     (28,981)
        Deferred revenue..............................................     (18,326)     (33,821)
                                                                        -----------  -----------
Net cash used in operating activities.................................     (90,792)    (217,475)
                                                                        -----------  -----------
Cash flows from investing activities:
     Purchases of property and equipment..............................        (458)      (6,503)
     Proceeds from sale of assets.....................................       1,486       12,303
     Proceeds from the maturity of short-term investments.............      37,723      130,550
     Purchases of short-term investments..............................      (1,699)     (43,964)
                                                                        -----------  -----------
Net cash provided by investing activities.............................      37,052       92,386
                                                                        -----------  -----------
Cash flows from financing activities:
     Proceeds from issuance of preferred stock, net...................       9,997           --
     Proceeds from issuance of common stock...........................         676        4,885
     Payments on notes payable and capital lease obligations..........     (25,000)     (23,053)
     Borrowings on notes payable......................................       1,000       25,423
                                                                        -----------  -----------
Net cash (used in) provided by financing activities...................     (13,327)       7,255
                                                                        -----------  -----------
Effect of foreign currency translation on cash and cash equivalents...         257         (960)
                                                                        -----------  -----------
Net decrease in cash and cash equivalents.............................     (66,810)    (118,794)
Cash and cash equivalents at beginning of period......................      73,753      192,547
                                                                        -----------  -----------
Cash and cash equivalents at end of period............................ $     6,943  $    73,753
                                                                        ===========  ===========

Reconciliation of Results for Three and Nine Months Ended
September 30, 2003 for Reclassification of Warrant Liability

Commerce One, Inc.
Condensed Consolidated Statements of Operations
(in thousands)

                                                    Three Months Ended                 Nine Months Ended
                                                       September 30, 2003                September 30, 2003
                                                  --------------------------         ------------------------
                                                  As Originally  As Restated       As Originally  As Restated
                                                    Reported                          Reported
                                                  ------------  ------------        -----------  -----------
Interest income and other, net                   $      1,467  $      1,321       $     3,537   $     3,391
Net loss                                              (19,512)      (19,658)          (54,907)      (55,053)
Deemed dividend related to preferred stock              4,882         7,096             4,882         7,096
Net loss attributable to common stockholders     $    (24,394) $    (26,754)      $   (59,789)  $   (62,149)
                                                  ============  ============       ===========   ===========
Basic and diluted net loss per share
  attributable to common stockholders            $      (0.77) $      (0.84)      $     (1.97)  $     (2.05)
                                                  ============  ============       ===========   ===========
Weighted average shares - basic and diluted            31,730        31,730            30,355        30,355
                                                  ============  ============       ===========   ===========

Condensed Consolidated Balance Sheets
(in thousands)

                                                    September 30, 2003
                                               --------------------------
                                               As Originally    As Restated
                                                  Reported
                                               ------------    ------------
Warrant liability                             $         --    $      3,716
Redeemable convertible preferred stock               9,700           9,976
Total stockholders' equity (deficit)                 2,602          (1,390)